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                         [Latham & Watkins Letterhead]

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                               February 27, 2001

                                                            File No. 028160-0037

Hanover Compressor Company
12001 N. Houston Rosslyn
Houston, Texas 77086

          Re:  Registration Statement No. 333-54944; 10,000,000 Shares of
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               Common Stock, par value $0.001 per share
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Ladies and Gentlemen:

          In connection with the registration by Hanover Compressor Company, a Delaware corporation (the "Company"), of 10,000,000 shares (the "Shares") of common stock of the Company, par value $.001 per share (the "Common Stock"), 2,500,000 of which are being offered by the Company (the "Company Shares") and 7,500,000 of which are being offered by certain stockholders of the Company (the "Selling Stockholder Shares," and together with the Company Shares, the "Shares"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on February 5, 2001 (File No. 333-54944), as amended by Amendment No. 1 filed with the Commission on February 27, 2001 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such
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LATHAM & WATKINS

Hanover Compressor Company
February 27, 2001
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documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

          1. The Company Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and

          2. The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

          You are hereby advised that an equity partner of our firm serves as an officer of the Company and certain of its subsidiaries. In addition, certain partners of our firm are direct owners of equity securities of the Company.

                              Very truly yours,

                              Latham & Watkins